Exhibit 99.1

EnerSys Reports Preliminary Fourth Quarter and Fiscal Year 2009 Results & Announces Quarterly Conference Call

Reading, PA, USA, May 13/PRNewswire-FirstCall/ — EnerSys (NYSE: ENS) the world’s largest manufacturer, marketer and distributor of industrial batteries, announced today preliminary results for its 4th fiscal quarter of 2009, which ended on March 31. Adjusted net earnings for the quarter, on a non-GAAP basis, are expected to be $0.36 per diluted share. This compares to the guidance we gave on February 4, 2009 of $0.30 to $0.34 and to the prior year fourth quarter of $0.42, all per diluted share and on an adjusted, non-GAAP basis. These earnings were achieved in spite of a significant decline in revenue and were primarily due to the positive effects of our cost reduction activities and further reductions in commodity costs, net of pricing. The non-GAAP adjusted guidance given in February excluded an estimated $17.5 million pre-tax charge for restructuring actions.

Excluding the highlighted charges and income items in both fiscal years, non-GAAP adjusted net earnings for fiscal 2009 are expected to be $97.8 million or $1.98 per diluted share, a 41% increase when compared to non-GAAP adjusted net earnings for fiscal 2008 of $69.2 million or $1.42 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Net earnings for the 4th fiscal quarter of 2009 are expected to be $3.3 million or $0.07 per diluted share, including an unfavorable $0.29 per share impact from the $13.8 million ($19.2 million pre-tax) charge for our restructuring plans. This compares to diluted net earnings per share of $0.39 for the 4th fiscal quarter of 2008, which included unfavorable highlighted charges of $0.03 per share or $1.3 million ($1.9 million pre-tax). Net sales for the fourth quarter of 2009 were $393.2 million, a decrease of 32.4% from the prior year fourth quarter net sales of $581.9 million and a 14.7% sequential quarterly decrease from the third quarter of 2009’s net sales of $460.9 million. The 32% decline was attributed to a 19% decline in organic volume, 8% from weaker foreign currencies, primarily the euro, and 5% from reduced pricing related to lower commodity costs. The decline in organic volume was a direct result of reduced end-user demand.

Net earnings for fiscal 2009 are expected to be $84.6 million or $1.71 per diluted share, and will include the net unfavorable impact from highlighted charges of $0.27 per share. Highlighted charges include a favorable $0.17 per share from the $8.5 million ($11.3 million pre-tax) gain on sale of facilities, and total charges of $0.44 per share comprised of: $15.9 million ($22.4 million pre-tax) for the restructuring plans; $3.4 million ($5.2 million pre-tax) for fees related to our debt refinancing; $2.2 million ($3.4 million pre-tax) for a legal proceedings charge; and $0.2 million ($0.3 million pre-tax) for fees related to secondary stock offerings.

Net earnings for fiscal 2008 were $59.7 million or $1.22 per diluted share, and included $0.20 per share of highlighted charges: $9.1 million ($13.2 million pre-tax) of restructuring charges and $0.4 million ($0.6 million pre-tax) for fees related to secondary stock offerings.

The Company anticipates releasing final 4th quarter and full year results for fiscal year 2009 on June 1, 2009.

“In our fiscal fourth quarter we continued to successfully meet the challenges we face as a result of the weak global economic environment,” said John D. Craig, chairman, president and chief executive officer of EnerSys. “For our full fiscal year 2009 we expect to report record earnings, in spite of a significantly weaker second half of the year caused by the global recession. We do believe, however, that with our market leadership, strong capital structure and liquidity, we are well positioned to meet these challenges and that we will exit this recession a stronger company than we entered this recession. To that end, we have expanded our restructuring program announced on February 4, 2009 which we expect will yield an additional annual savings of $7 million with a cost of $9 million. When fully implemented, these two restructuring initiatives are expected to save $20 million per year or $0.29 per share. Our strong cash flow is continuing and we had over $160 million in cash and cash equivalents at the end of March to fund the capital and restructuring spending that will improve our operations.”

Craig added, “We anticipate that non-GAAP adjusted net earnings per diluted share for our first quarter of fiscal 2010 will be between $0.13 and $0.17 as we continue to experience lower sequential sales volume as a result of the ongoing economic slow-down. This excludes a charge of approximately $4.3 million ($6.2 million pre-tax) or $0.09 per diluted share from our ongoing European restructuring actions; but includes a non-cash increase in our convertible debt interest expense of $0.9 million ($1.3 million pre-tax) or $0.02 per diluted share, which will result from our required adoption of a new accounting standard.”

Reconciliation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). EnerSys’ management uses the non-GAAP measure “adjusted net earnings” in their analysis of the Company’s performance. This measure, as used by EnerSys in past quarters and years, adjusts net earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company’s restructuring initiatives and highlighted charges and income items. Management believes the presentation of this financial measure reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results; in particular, those charges that the Company incurs as a result of restructuring activities associated with its acquisitions and those charges and credits that are not directly related to operating unit performance and are unusual in nature. Because these charges are incurred as a result of an acquisition and in connection with secondary offerings on behalf of certain of our stockholders, they are not a valid measure of the performance of our underlying business. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for net earnings determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company’s ongoing operating results. This supplemental presentation should not be construed as an inference that the Company’s future results will be unaffected by similar adjustments to net earnings determined in accordance with GAAP.

New Accounting Pronouncements

In May 2008, the FASB issued Staff Position paper, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (“FSP APB 14-1”). This FASB Staff Position (“FSP”) will change the accounting treatment for convertible securities which the issuer may settle fully or partially in cash. Under the final FSP, cash settled convertible securities will be separated into their debt and equity components. The value assigned to the debt component will be the estimated fair value, as of the issuance date, of a similar debt instrument without the conversion feature, and the difference between the proceeds for the convertible debt and the amount reflected as a debt liability will be recorded as additional paid-in capital. As a result, the debt will be recorded at a discount reflecting its below market coupon interest rate. The debt will subsequently be accreted to its par value over its expected life, with the rate of interest that reflects the market rate at issuance being reflected on the income statement. This change in methodology will affect the calculations of net income and earnings per share for many issuers of cash settled convertible securities. This FSP is effective for financial statements issued by us for the first quarter of fiscal year 2010. Accordingly, we adopted FSP 14-1 on April 1, 2009, applied on a retrospective basis. The impact of adoption will be an adjustment to: a) separate our convertible debt into its debt and equity components, initially reducing our long term debt and increasing our equity by approximately $45 million and, b) the accretion of the debt discount will increase interest expense by a non-cash charge of approximately $4 million in fiscal 2009, increasing to $8 million by fiscal 2015.

Included below is a reconciliation of non-GAAP adjusted financial measures to reported or expected amounts. Non-GAAP adjusted net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Fiscal quarter ended
	March 31, 2009 (expected)		March 31, 2008
	(in millions, except share and per share amounts)
Net earnings reconciliation
As reported net earnings (6)	$3.3		$19.5
Non-GAAP adjustments (net of tax):
Restructuring charge	13.8	(1)	1.2	(1)
Secondary offering	—		0.1	(2)

Non-GAAP adjusted net earnings	$17.1		$20.8

Outstanding shares used in per share calculations
Basic	47,906,364		48,748,223

Diluted	47,951,003		49,895,646

Non-GAAP adjusted net earnings per share:
Basic	$0.37		$0.43

Diluted	$0.36		$0.42

Reported net earnings per share: (6)
Basic	$0.07		$0.40

Diluted	$0.07		$0.39

	Fiscal year ended
	March 31, 2009 (expected)		March 31, 2008
	(in millions, except share and per share amounts)
Net earnings reconciliation
As reported net earnings (6)	$84.6		$59.7
Non-GAAP adjustments (net of tax):
Gain on sale of facilities	(8.5	) (3)	—
Legal proceedings charge	2.2	(4)	—
Restructuring charge	15.9	(1)	9.1	(1)
Refinancing related charges	3.4	(5)	—
Secondary offering fees	0.2	(2)	0.4	(2)

Non-GAAP adjusted net earnings	$97.8		$69.2

Outstanding shares used in per share calculations
Basic	48,824,434		47,645,225

Diluted	49,420,303		48,644,450

Non-GAAP adjusted net earnings per share:
Basic	$2.00		$1.45

Diluted	$1.98		$1.42

Reported net earnings per share: (6)
Basic	$1.73		$1.25

Diluted	$1.71		$1.22

(1)

Resulting from pretax charges of approximately $19.2 million and $22.4 million in the fourth fiscal quarter and fiscal year 2009; and $1.8 million and $13.2 million in the fourth fiscal quarter and fiscal year 2008, primarily for severance costs related to staff reductions, and fixed asset write-offs for the 2009 Italian restructuring plan and 2008 European restructuring plan, related to the and Energia acquisition.

(2)	Resulting from pretax charges of approximately $0.3 million and $0.6 million, for professional fees related to secondary stock offerings which occurred in fiscal 2009 and 2008, respectively.
(3)

Resulting from pretax gains of approximately $10.9 million, net of fees and expenses, from the sale of the Manchester, England manufacturing facility, recorded in the first fiscal quarter of 2009 and approximately $0.4 million from the sale of other facilities in the third fiscal quarter of 2009.

(4)	Resulting from pretax charge of approximately $3.4 million in the first fiscal quarter of 2009 for a litigation award against the Company.
(5)

Resulting from pretax charges of approximately $5.2 million in the first fiscal quarter of 2009 related to the refinancing of amounts borrowed under the Company’s prior senior secured credit facility. These charges are comprised of an approximate $4.0 million write-off of deferred financing fees and $1.2 million of losses incurred in terminating certain interest rate swap agreements.

(6)	The Company expects to report fourth fiscal quarter and full fiscal year 2009 earnings and per share amounts in a Form 10-K and a related earnings press release to be filed on June 1, 2009.

EnerSys also announced that it will host a conference call to discuss the Company’s fourth quarter and full year results for fiscal 2009 and to provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for Tuesday, June 2, at 9:00 a.m. Eastern Time, will be hosted by John D. Craig, Chairman, President & Chief Executive Officer and Michael T. Philion, Executive Vice President—Finance & Chief Financial Officer.

The call will also be Webcast on EnerSys’ website. There will be a free download of a compatible media player on the Company’s web site at http://www.enersys.com.

The conference call information is:

Date:	Tuesday, June 2, 2009
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Dial-In Number:	866-713-8310
International Dial-In Number:	617-597-5308
Passcode:	49099078

A replay of the conference call will be available from 11:00 a.m. on June 2, 2009 through noon on June 30, 2009.

The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	888-286-8010
International Replay Number:	617-801-6888
Passcode:	79366586

For more information, contact Richard Zuidema, Executive Vice President, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 800/538-3627; Web site: www.enersys.com.

EDITOR’S NOTE: EnerSys, the world leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, chargers, power equipment, and battery accessories to customers worldwide. Motive power batteries are utilized in electric fork trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunications and utility industries, uninterruptible power suppliers, and numerous applications requiring standby power. The Company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release (and oral statements made regarding the subjects of this release) contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act) which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Statements,” set forth in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 28, 2008. No undue reliance should be placed on any forward-looking statements.